FLORIDIAN FINANCIAL GROUP, INC.

FOR IMMEDIATE RELEASE

Floridian Financial Group, Inc. Announces Deregistration of Common Stock

LAKE MARY, FL – April 23, 2012 – Floridian Financial Group, Inc. (“Floridian” or “the Company”) today announced that it has filed a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its common stock which was previously registered pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”). The recently enacted Jumpstart Our Business Startups Act (“JOBS Act”) amended the Exchange Act to, among other things, permit banks and bank holding companies with fewer than 1,200 security holders of record to deregister securities previously registered with the SEC. Currently, Floridian has approximately 791 shareholders of record. Prior to the JOBS Act amendments, the Exchange Act required companies to register securities which were held of record by 500 or more persons. Companies could deregister if the number of holders of record of such registered securities fell below 300. Floridian’s deregistration will be effective 90 days, or such shorter period as the SEC may determine, after the date of filing the Form 15. As a result, Floridian will no longer be subject to the periodic reporting requirements of the Exchange Act after the deregistration becomes effective.

About Floridian Financial Group, Inc.

Floridian is a multi-bank holding company headquartered in Lake Mary, Florida. Floridian’s banking subsidiaries, Floridian Bank and Orange Bank of Florida, are Florida-chartered commercial banks, which collectively operate 10 branches in Central Florida, including Orange, Seminole, Citrus, Lake, Flagler, and Volusia counties. As of December 31, 2011, the Company had total assets of $449.6 million, deposits of $393.7 million, total loans net of unearned fees of $311.7 million and total shareholders’ equity of $39.8 million on a consolidated basis.

Caution Concerning Forward Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, among other things, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control such as whether the consolidation of Floridian’s subsidiary banks’ charters will be approved; whether Floridian will realize savings from increased efficiencies; whether the business strategies to grow assets and improve earnings will be successful; and the ability to retain Floridian’s key personnel. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of Floridian’s Annual Report on Form 10-K for the year ended December 31, 2011, and Floridian’s other filings with the SEC as well as: whether the final audited results differ materially from the preliminary unaudited results reported in this release; legislative or regulatory changes; regulatory risk; the loss of Floridian’s key personnel; ability to successfully develop a strategy to grow assets and improve earnings; Floridian’s need and Floridian’s ability to incur additional debt or equity financing; Floridian’s ability to comply with the extensive laws and regulations to which Floridian is subject; other risks described from time to time in Floridian’s filings with the SEC; and Floridian’s ability to manage the risks involved in the foregoing.

However, other factors besides those referenced also could adversely affect Floridian’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by Floridian or on Floridian’s behalf speak only as of the date they are made. Floridian does not undertake to update any forward-looking statement, except as required by applicable law.

###

CONTACT:

Floridian Financial Group, Inc.

Thomas H. Dargan, Jr., Chief Executive Officer

(386) 274-6050